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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

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                                   FORM 8-K

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                                CURRENT REPORT

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    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report:  March 14, 1997

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                            UROHEALTH SYSTEMS, INC.
             (Exact name of Registrant as specified in its Charter)

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                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         1-11150                                           98-0122944
 (Commission file number)                                (IRS Employer
                                                      Identification Number)

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                            5 CIVIC PLAZA, SUITE 100
                        NEWPORT BEACH, CALIFORNIA  92660
              (Address of principal executive offices)  (Zip code)

                                (714)  668-5858
              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF X-CARDIA CORPORATION

On February 28, 1997, the Company completed the acquisition of X-Cardia Corporation through a merger of X-Cardia into a wholly owned subsidiary of the Company. The total purchase price, contingent on certain requirements, is approximately $33.0 million. The Company issued 1,295,700 shares of UROHEALTH Common Stock with a value equal to $12 million. The additional $21.0 million is contingent upon validation of the product in human clinical trails and obtaining patent approval. Once clinical trials are completed, $3.0 million in UROHEALTH Common Stock will be issued, and upon receipt of patent approval payment of $16.5 million in cash and $1.5 million in UROHEALTH Common Stock will be made. In addition, the X-Cardia shareholders are entitled to receive a royalty payment based on sales of products developed using X-Cardia technology for the four-year period after commercial introduction of the X-Cardia product.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

             Financial statements for X-Cardia Corporation are not presently available. UROHEALTH will file the required financial statements by amending the Form 8-K by May 6, 1997 (60 days from due date of Form 8-K for this transaction).


         (c) EXHIBITS

         The following exhibits are filed as a part of this report:


    Exhibit
    Number
       2        Agreement and Plan of Merger dated February 4, 1997 by and between
                UROHEALTH SYSTEMS, INC., UROHEALTH, INC (California) and
                X-Cardia Corporation.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       UROHEALTH SYSTEMS, INC
                                       (Registrant)




                                       By:  /s/ JAMES L. JOHNSON
                                            ---------------------------------
                                            James L. Johnson
                                            Executive Vice President/
                                            Chief Financial Officer

Date: March 14, 1997